UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): November 24, 2004 (November 19, 2004)

KFX INC

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-23634

DE	84-1079971
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Madison Street Suite 745

Denver, CO 80206

(Address of Principal Executive Offices, Including Zip Code)

303.293.2992

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement.

See disclosure in Item 3.02.

Item 3.02.	Unregistered Sales of Equity Securities.

On November 24, 2004, KFx Inc. (the “Company”) issued and sold 12,000,000 shares of its common stock at $12.00 per share in a private placement to a limited number of accredited investors. The gross proceeds received from the financing were $48,000,000. The Company paid a placement fee equal to 5% of the gross proceeds. A complete copy of the form of the Purchase Agreement dated November 19, 2004, as well as the related press release of the Company regarding the private placement, are filed herewith as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

These securities were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the shares issued. The Company has agreed to file a registration statement covering the resale of the shares sold in the private placement.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

10.1	Form of Purchase Agreement

99.1	Press Release dated November 22, 2004

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

KFX INC

Date: November 24, 2004.	By:	/s/ Matthew V. Elledge
Matthew V. Elledge
Vice President and CFO

Exhibit Index

Exhibit No.	Description

10.1	Form of Purchase Agreement

99.1	Press release dated November 22, 2004.